Exhibit 99.1

Ascent Solar Receives Nasdaq Cure Period Notification

[Littleton, CO] Ascent Solar Technologies, Inc., (NASDAQ: ASTI; BSX: AKC) On December 1, 2006, Ascent Solar Technologies, Inc. announced that independent director Mark Waller had resigned from Ascent Solar’s board of directors to reduce potential conflicts of interest in his principal business as a financial advisor to other companies, particularly in the energy sector.  On December 7, 2006, Ascent Solar received a notification from The Nasdaq Stock Market (“Nasdaq”) that Ascent Solar was no longer in compliance with Nasdaq’s independent director and audit committee requirements set forth in Marketplace Rule 4350, but that consistent with Marketplace Rules 4350(c)(1) and 4350(d)(4), Ascent Solar will be provided a cure period as follows in order to regain compliance and avoid delisting:

•                  The period until the earlier of Ascent Solar’s next annual shareholders’ meeting or November 30, 2007; or if the next annual shareholders’ meeting is held before May 29, 2007, then Ascent Solar must evidence compliance no later than May 29, 2007.

“We were saddened by Mark’s departure and wish him success,” states Matthew Foster, Ascent Solar’s President and Chief Executive Officer.  “We already have begun our search for a capable replacement that possesses the right mix of expertise, reputation and character to help guide the Company through its next phase of growth.  We are confident that we will find a qualified replacement by the deadline.”

About Ascent Solar Technologies:

Ascent Solar Technologies, Inc. is a developer of state-of-the-art, thin-film photovoltaic materials and modules and is located in Littleton, Colorado. Please visit our website for additional information at www.ascentsolar.com.

Statements in this press release that are not statements of historical or current fact constitute “forward-looking statements.” Such forward-looking statements involve known and unknown risks, uncertainties and other unknown factors that could cause the Company’s actual operating results to be materially different from any historical results or from any future results expresses or implied by such forward-looking statements. In addition to statements that explicitly describe these risks and uncertainties, readers are urged to consider statements that contain terms such as “believes,” “belief,” “expects,” “expect,” “intends,” “intend,” “anticipate,” “anticipates,” “plans,” “plan,” to be uncertain and forward-looking. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the Company’s filings with Securities and Exchange Commission.

Contact Ascent Solar Technologies, Inc.:
PR Financial Marketing LLC
(Investor Relations)
Jim Blackman
713-256-0369
jimblackman@prfinancialmarketing.com
or
Media Contact:
Brand Fortified Public Relations
Kelly Brandner, 303-289-4303
kellybrandner@msn.com